Exhibit 3.32.4

AMENDMENT TO AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF ET SUB-WAYNE I LIMITED PARTNERSHIP, L.L.P.

THIS AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (“Amendment”) is entered into as of the 26th day of May, 2004 by ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Limited Partner”) and ET WAYNE FINANCE, L.L.C. (the “General Partner,” and together with the Limited Partner, the “Partners”).

W I T N E S S E T H :

WHEREAS, ET SUB-WAYNE I LIMITED PARTNERSHIP, L.L.P., a Virginia limited liability partnership (the “Limited Partnership”), was formed pursuant to that certain Certificate of Limited Partnership dated as of January 16, 1998, filed with the Virginia State Corporation Commission (the “Commission”) on January 20, 1998, as amended, the Statement of Registration as a Registered Limited Liability Partnership, dated as of January 16, 1998, filed with the Commission on January 20, 1998, and that certain Agreement of Limited Partnership of the Limited Partnership, dated as if January 30, 1998, between ET GENPAR, L.L.C., a Delaware limited liability company, and the Limited Partner, as amended and restated by the Amended and Restated Agreement of Limited Partnership of the Limited Partnership, dated as of November 24, 1999, entered into by and between the Limited Partner and the General Partner (the “Agreement”); and

WHEREAS, the Partners desire to amend the Agreement pursuant to Section 23 thereof.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Section 2 of the Agreement hereby is deleted in its entirety and, in lieu thereof, is inserted the following: “The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.”

2. The first sentence of Section 23 of the Agreement hereby is amended to delete the word “Partner” and, in lieu thereof, insert the words “General Partner.”

3. Except as amended herein, the Agreement is hereby confirmed and shall remain in full force and effect.

4. All defined terms used in this Amendment shall have the meanings given them in the Agreement, unless otherwise defined in this Amendment.

IN WITNESS WHEREOF, the undersigned has executed this Amendment, or has caused this Amendment to be executed, as of the date first written above.

GENERAL PARTNER:

ET WAYNE FINANCE, L.L.C.

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Secretary

LIMITED PARTNER:

ELDERTRUST OPERATING LIMITED PARTNERSHIP

By:	ELDERTRUST, its general partner

	By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Secretary